Exhibit 99.2

MEDYTOX SOLUTIONS, INC.

Special Meeting of Stockholders, October 28, 2015

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned stockholder of Medytox Solutions, Inc. (the “Company”) hereby appoints Seamus Lagan and Benjamin Frank, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company and at all adjournments or postponements thereof, to be held at the offices of Akerman LLP, located at 777 South Flagler Drive, Suite 1100, West Palm Beach, Florida 33401 at 11:00 a.m., local time, in accordance with the following instructions:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR: (1) THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, DATED AS OF APRIL 15, 2015, BY AND AMONG COLLABRX, INC., COLLABRX MERGER SUB, INC. AND MEDYTOX SOLUTIONS, INC. AND (2)

to approve any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement and the transactions contemplated thereby.

(DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED)

MEDYTOX SOLUTIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS

OCTOBER 28, 2015

1.

To approve and adopt the Agreement and Plan of Merger, dated as of April 15, 2015, by and among CollabRx, Inc., CollabRx Merger Sub, Inc., a direct wholly owned subsidiary of CollabRx formed for the purpose of the merger, and Medytox Solutions, Inc., a copy of which is attached as Annex A to the joint proxy statement/prospectus (the "Merger Agreement"), pursuant to which Medytox will become a wholly owned subsidiary of CollabRx, and the transactions contemplated by such agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve any motion to adjourn the special meeting, or any adjournment thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Check appropriate box and indicate changes below:

☐ Address Change? ☐ Name Change?

SIGNATURE(S) _____________________________________     ____________________________________

             _____________________________________     ____________________________________

(Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:
Number and Class of Shares: